Exhibit 99.3

RISK FACTORS

Investing in the Notes involves a high degree of risk. In addition, our business, operations and financial condition are subject to various risks. You should carefully consider the risks described below with all of the other information included in this Offering Memorandum, including the information incorporated by reference herein, before making an investment decision. If any of the adverse events described below were to actually occur, our business, results of operations, or financial condition would likely suffer. In such an event, the trading price of the Notes could decline and you could lose all or part of your investment. Additionally, this section does not attempt to describe all risks applicable to our industry, our business, including the international operations we have acquired and will acquire, or an investment in the Notes. Risks not presently known to us or that we currently deem immaterial may also impair our operations.

Risks Related to Our Business

The profitability and financial condition of our operations are dependent upon the operations of our parent, General Motors, and will become more so as a result of our acquisition of the international operations.

A material portion of our North American business, approximately 44% of our total consumer originations and substantially all our commercial lending activities for fiscal 2012 and 51% of our total consumer originations and substantially all our commercial lending activities for the quarter ended March 31, 2013, consists of financing or leasing associated with the sale of GM new vehicles and our relationship with GM-franchised dealerships. The international operations are similarly highly dependent on GM production and sales volume. In 2012, excluding China, 95% of the new vehicle dealer inventory financing and 89% of the new vehicle consumer financing origination in the international operations were for GM-franchised dealers and customers. If there were significant changes in GM’s liquidity and capital position and access to the capital markets, the production or sales of GM vehicles to retail customers, the quality or resale value of GM vehicles, or other factors impacting GM or its employees, such changes could significantly affect our profitability and financial condition. In addition, GM sponsors special-rate financing programs available through us. Under these programs, GM makes interest supplements or other support payments to us. These programs increase our financing volume and share of financing the sales of GM vehicles. If GM were to adopt marketing strategies in the future that de-emphasized such programs in favor of other incentives, our financing volume could be reduced.

There is no assurance that the global automotive market or GM’s share of that market will not suffer downturns in the future, and any negative impact could in turn have a material adverse effect on our financial position, liquidity and results of operations.

Upon the completion of all of the Transactions, an even greater portion of our business will be related to GM. On a pro forma basis, assuming all of the Transactions occurred on January 1, 2012, approximately 80% of our total consumer originations for fiscal 2012 would have consisted of financing or leasing associated with the sale of GM new vehicles.

Our ability to continue to fund our business is dependent on a number of financing sources.

Dependence on Credit Facilities.    We depend on various credit facilities to initially finance our loan and lease originations.

We cannot guarantee that our credit facilities will continue to be available beyond the current maturity dates on reasonable terms or at all. Additionally, as our volume of loan and lease originations increase, and as our commercial lending business grows in North America, we will require the expansion of our borrowing capacity on our existing credit facilities or the addition of new credit facilities. Additionally, if we elect to re-enter countries that the international operations previously exited, we will require the addition of new credit facilities to support loan, lease and commercial originations in those countries. Some of our credit facilities in Europe and Latin America are uncommitted, meaning that the lenders under these facilities are not obligated to fund borrowing requests and may terminate the facilities at any time and for any reason. The availability of these financing sources depend, in part, on factors outside of our control, including regulatory capital treatment for unfunded bank lines of credit, the financial strength and strategic objectives of the banks that participate in our credit facilities and the availability of bank liquidity in general. If we are unable to extend or replace these facilities or arrange new credit facilities or other types of interim financing, we will have to curtail or suspend origination and funding activities, which would have a material adverse effect on our financial position, liquidity and results of operations.

Our credit facilities, other than the unsecured GM related party credit facility (“GM Related Party Credit Facility”), contain borrowing bases or advance formulas which require us to pledge finance and lease contracts in excess of the amounts which we can borrow under the facilities. We are also required to hold certain funds in restricted cash accounts to provide additional collateral for borrowings under the credit facilities. In addition, the finance and lease contracts pledged as collateral must be less than 31 days delinquent at periodic measurement dates. Accordingly, increases in delinquencies or defaults on pledged collateral resulting from weakened economic conditions, or due to our inability to execute securitization transactions or any other factor, would require us to pledge additional finance and lease contracts to support the same borrowing levels and to replace delinquent or defaulted collateral. The pledge of additional finance and lease contracts to support our credit facilities would adversely impact our financial position, liquidity, and results of operations.

Additionally, the credit facilities, other than the GM Related Party Credit Facility, generally contain various covenants requiring certain minimum financial ratios, asset quality, and portfolio performance ratios (portfolio net loss and delinquency ratios, and pool level cumulative net loss ratios) as well as limits on deferment levels. Failure to meet any of these covenants could result in an event of default under these agreements. If an event of default occurs under these agreements, the lenders could elect to declare all amounts outstanding under these agreements to be immediately due and payable, enforce their interests against collateral pledged under these agreements or restrict our ability to obtain additional borrowings under these facilities.

Dependence on Securitization Programs.

General.    In North America and Europe, we rely upon our ability to transfer receivables to newly formed securitization trusts (“Trusts”) and sell securities in the asset-backed securities market to generate cash proceeds for repayment of credit facilities and to purchase additional receivables. Accordingly, adverse changes in our asset-backed securities program or in the asset-backed securities market for automobile receivables in general have in the past, and could in the future, materially adversely affect our ability to purchase and securitize loans on a timely basis and upon terms acceptable to us. Any adverse change or delay would have a material adverse effect on our financial position, liquidity and results of operations.

We will continue to require the execution of securitization transactions in order to fund our future liquidity needs. Additionally, we will require the expansion of our securitization program, or the development of other long-term funding solutions, to fund our

North American lease originations and our commercial lending receivables. There can be no assurance that funding will be available to us through these sources or, if available, that it will be on terms acceptable to us. If these sources of funding are not available to us on a regular basis for any reason, including the occurrence of events of default, deterioration in loss experience on the collateral, breach of financial covenants or portfolio and pool performance measures, disruption of the asset-backed market or otherwise, we will be required to revise the scale of our business, including the possible discontinuation of origination activities, which would have a material adverse effect on our financial position, liquidity, and results of operations.

There can be no assurance that we will continue to be successful in selling securities in the North American or European asset-backed securities markets. Since we are highly dependent on the availability of the asset-backed securities market to finance our operations, disruptions in this market or adverse changes or delays in our ability to access this market would have a material adverse effect on our financial position, liquidity, and results of operations. Reduced investor demand for asset-backed securities could result in our having to hold assets until investor demand improves, but our capacity to hold assets is not unlimited. A reduced demand for our asset-backed securities could require us to reduce our origination levels. Adverse market conditions could also result in increased costs and reduced margins in connection with our securitization transactions.

Securitization Structures.    We primarily utilize senior subordinated securitization structures which involve the public and private sale of subordinated asset-backed securities to provide credit enhancement for the senior, or highest rated, asset-backed securities. Sizes of the senior and subordinated classes depend upon rating agency loss assumptions and loss coverage requirements. The market environment for subordinated securities is traditionally smaller than for senior securities and, therefore, can be more challenging than the market for triple-A securities.

There can be no assurance that we will be able to sell the subordinated securities in a senior subordinated securitization, or that the pricing and terms demanded by investors for such securities will be acceptable to us. If we were unable for any reason to sell the subordinated securities in a senior subordinated securitization, we would be required to hold such securities, or find other sources of debt financing which could have a material adverse effect on our financial position, liquidity and results of operations and could force us to curtail or suspend origination activities.

The amount of the initial credit enhancement on future senior subordinated securitizations will be dependent upon the amount of subordinated securities sold and the desired ratings on the securities being sold. The required initial and targeted credit enhancement levels depend, in part, on the net interest margin expected over the life of a securitization, the collateral characteristics of the pool of receivables securitized, credit performance trends of our entire portfolio and the structure of the securitization transaction. Credit enhancement levels may also be impacted by our financial condition and the economic environment. In periods of economic weakness and associated deterioration of credit performance trends, required credit enhancement levels generally increase, particularly for securitizations of higher-risk finance receivables such as our sub-prime loan portfolio. Higher levels of credit enhancement require significantly greater use of liquidity to execute a securitization transaction. The level of credit enhancement requirements in the future could adversely impact our ability to execute securitization transactions and may affect the timing of such securitizations given the increased amount of liquidity necessary to fund credit enhancement requirements. This, in turn, may adversely impact our ability to opportunistically access the capital markets when conditions are favorable.

Defaults and prepayments on contracts and commercial receivables purchased or originated by us could adversely affect our operations.

Our financial condition, liquidity and results of operations depend, to a material extent, on the performance of loans and leases in our portfolio. Obligors under contracts acquired or originated by us, including dealer obligors in our commercial lending portfolio, may default during the term of their loan or lease. Generally, we bear the full risk of losses resulting from defaults. In the event of a default, the collateral value of the financed vehicle or, in the case of a commercial obligor, the value of the inventory and other commercial assets we finance, usually does not cover the outstanding amount due to us, including the costs of recovery and asset disposition.

The amounts owed to us by any given dealership or dealership group in our commercial lending portfolio can be significant. The amount of potential loss resulting from the default of a dealer in our commercial lending portfolio can, therefore, be material even after disposing of the inventory and other assets to offset the defaulted obligation. Additionally, because the receivables in our commercial lending portfolio may include complex arrangements including guarantees, inter-creditor agreements, mortgage and other liens, our ability to recover and dispose of the underlying inventory and other collateral may be time consuming and expensive, thereby increasing our potential loss.

We maintain either an allowance for loan losses or a carrying value adjustment on our finance receivables which reflects management’s estimates of inherent losses for these receivables. An allowance for loan losses applies to receivables originated subsequent to an acquisition, while a carrying value adjustment applies to receivables originated prior to an acquisition. If the allowance or carrying value adjustment is inadequate, we would recognize the losses in excess of that allowance or carrying value adjustment as an expense and results of operations would be adversely affected. A material adjustment to our allowance for loan losses or carrying value adjustment and the corresponding decrease in earnings could limit our ability to enter into future securitizations and other financings, thus impairing our ability to finance our business.

An increase in defaults would reduce the cash flows generated by us, and distributions of cash to us from our securitizations would be delayed and the ultimate amount of cash distributable to us would be less, which would have an adverse effect on our liquidity.

Consumer prepayments and dealer repayments on commercial obligations, which are generally revolving in nature, affect the amount of finance charge income we receive over the life of the loans. If prepayment levels increase for any reason and we are not able to replace the prepaid receivables with newly-originated loans, we will receive less finance charge income and our results of operations may be adversely affected.

Failure to implement our business strategy could adversely affect our operations.

Our financial position, liquidity and results of operations depend on management’s ability to execute our business strategy. Key factors involved in the execution of the business strategy include achieving the desired origination volume, continued and successful use of proprietary scoring models for credit risk assessment and risk-based pricing, the use of effective credit risk management techniques and servicing strategies, implementation of effective servicing and collection practices, continued investment in technology to support operating efficiency, integration of the international operations we have acquired and will acquire, enhancement and expansion of our product offerings in North America, Europe and Latin America, and continued access to funding and liquidity sources. Our failure or inability to execute any element of our business strategy could materially adversely affect our financial position, liquidity and results of operations.

There is a high degree of risk associated with sub-prime borrowers.

The majority of our origination and servicing activities in North America involve sub-prime automobile receivables. Sub-prime borrowers are associated with higher-than-average delinquency and default rates. While we believe that we effectively manage these risks with our proprietary credit scoring system, risk-based pricing and other underwriting policies, and our servicing and collection methods, no assurance can be given that these criteria or methods will be effective in the future. In the event that we underestimate the default risk or underprice contracts that we purchase, our financial position, liquidity and results of operations would be adversely affected, possibly to a material degree.

Our profitability is dependent upon consumer demand for automobiles and related automobile financing and the ability of consumers to repay loans and leases, and our business may be negatively affected during times of low automobile sales, fluctuating wholesale prices and lease residual values, rising interest rates, volatility in exchange rates and high unemployment.

General.    We are subject to changes in general economic conditions that are beyond our control. During periods of economic slowdown or recession, delinquencies, defaults, repossessions and losses generally increase. These periods also may be accompanied by increased unemployment rates, decreased consumer demand for automobiles and declining values of automobiles securing outstanding loans, which weakens collateral coverage and increases the amount of a loss in the event of default. Additionally, higher gasoline prices, declining stock market values, unstable real estate values, increasing unemployment levels, general availability of consumer credit or other factors that impact consumer confidence or disposable income could increase loss frequency and decrease consumer demand for automobiles as well as weaken collateral values on certain types of automobiles. Because we focus predominantly on sub-prime borrowers in North America, the actual rates of delinquencies, defaults, repossessions and losses with respect to those borrowers are higher than those experienced in the general automobile finance industry and could be more dramatically affected by a general economic downturn. In addition, during an economic slowdown or recession, our servicing costs may increase without a corresponding increase in our finance charge income. While we seek to manage these risks, including the higher risk inherent in financing sub-prime borrowers, through the underwriting criteria and collection methods we employ, no assurance can be given that these criteria or methods will afford adequate protection against these risks. Any sustained period of increased delinquencies, defaults, repossessions or losses or increased servicing costs could adversely affect our financial position, liquidity, results of operations and our ability to enter into future securitizations and future credit facilities.

Wholesale Auction Values.    We sell repossessed automobiles at wholesale auction markets located throughout the countries where we have operations. Auction proceeds from the sale of repossessed vehicles and other recoveries are usually not sufficient to cover the outstanding balance of the contract, and the resulting deficiency is charged-off. We also sell automobiles returned to us at the end of lease terms. Decreased auction proceeds resulting from the depressed prices at which used automobiles may be sold during periods of economic slowdown or slack consumer demand will result in higher credit losses for us. Furthermore, depressed wholesale prices for used automobiles may result from significant liquidations of rental or fleet inventories, financial difficulties of new vehicle manufacturers, discontinuance of vehicle brands and models and from increased volume of trade-ins due to promotional programs offered by new vehicle manufacturers. Additionally, higher gasoline prices may decrease the wholesale auction values of certain types of vehicles.

Leased Vehicle Residual Values and Return Rates.    We project expected residual values and return volumes of the vehicles we lease. Actual proceeds realized by us upon the sale of returned leased vehicles at lease termination may be lower than the amount projected, which reduces the profitability of the lease transaction to us. Among the factors that can affect the value of returned lease vehicles are the volume of vehicles returned, economic conditions and the quality or perceived quality, safety or reliability of the vehicles. Actual return volumes may be higher than expected and can be influenced by contractual lease-end values relative to auction values, marketing programs for new vehicles and general economic conditions. All of these, alone or in combination, have the potential to adversely affect the profitability of our lease program and financial results.

Interest Rates.    Our profitability may be directly affected by the level of and fluctuations in interest rates, which affects the gross interest rate spread we earn on our portfolio. As the level of interest rates change, our net interest margin on new originations either increases or decreases since the rates charged on the contracts purchased from dealers are fixed rate and are limited by market and competitive conditions, restricting our opportunity to pass on increased interest costs to the consumer. We believe that our financial position, liquidity and results of operations could be adversely affected during any period of higher interest rates, possibly to a material degree. We monitor the interest rate environment and may employ hedging strategies designed to mitigate the impact of increases in interest rates. We can provide no assurance, however, that hedging strategies will mitigate the impact of increases in interest rates.

Foreign Currency Exchange Rates.    We are exposed to the effects of changes in foreign currency exchange rates. Changes in currency exchange rates cannot always be predicted or hedged. As a result, unfavorable changes in exchange rates could have an effect on our financial condition, liquidity and results of operations.

Labor Market Conditions.    Competition to hire and retain personnel possessing the skills and experience required by us could contribute to an increase in our employee turnover rate. High turnover or an inability to attract and retain qualified personnel could have an adverse effect on our delinquency, default and net loss rates, our ability to grow and, ultimately, our financial condition, liquidity and results of operations.

We depend on the financial condition of GM dealers.

Our profitability is also dependent on the financial condition of the GM dealers in our commercial lending portfolio, including the levels of inventory dealers carry in response to consumer demand for GM new vehicles and used vehicles, and the level of wholesale borrowing required by dealers for inventory acquisitions, construction projects to dealership facilities and working capital. Our business may be negatively affected if, during periods of economic slowdown or recession, dealers reduce borrowing for inventory purchases or for other purposes, or are unable to sell or otherwise liquidate vehicle inventories and repay their wholesale, real estate and other loans to us. Decreased consumer demand for GM vehicles can also adversely impact the overall financial condition of GM dealerships, possibly increasing defaults and net loss rates in our commercial lending portfolio and adversely impacting our ability to grow and, ultimately, our financial condition, liquidity and results of operations.

A security breach or a cyber-attack could adversely affect our business.

A security breach or cyber-attack of our computer systems could interrupt or damage our operations or harm our reputation. If third parties or our employees are able to penetrate our network security or otherwise misappropriate our customers’ personal information or contract information, or if we give third parties or our employees improper access to our customers’ personal information or contract information, we could be subject to liability. This liability could include identity theft or other similar fraud-related claims. This liability could also include claims for other misuses or losses of personal information, including for unauthorized marketing purposes. Other liabilities could include claims alleging misrepresentation of our privacy and data security practices. We could also be subject to regulatory action in certain jurisdictions, particularly in North America and Europe.

We rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure online transmission of confidential consumer information. Advances in computer capabilities, new discoveries in the field of cryptography or other events or developments may result in a compromise or breach of the algorithms that we use to protect sensitive customer transaction data. A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. We may be required to expend capital and other resources to protect against such security breaches or cyber-attacks or to alleviate problems caused by such breaches or attacks. Our security measures are designed to protect against security breaches and cyber-attacks, but our failure to prevent such security breaches and cyber-attacks could subject us to liability, decrease our profitability and damage our reputation.

Our business would be adversely affected if we lost our licenses or if in the future more burdensome government regulations were enacted.

Our operations are subject to regulation, supervision and licensing under various federal, state, local and foreign statutes, ordinances and regulations.

In most jurisdictions in which we operate, a consumer credit regulatory agency regulates and enforces laws relating to consumer lenders and sales finance companies such as us. These rules and regulations generally provide for licensing as a sales finance company or consumer lender or lessor, limitations on the amount, duration and charges, including interest rates, for various categories of loans, requirements as to the form and content of finance contracts and other documentation, and restrictions on collection practices and creditors’ rights. In certain jurisdictions, we are subject to periodic examination by regulatory authorities. In the United States, we are also subject to extensive federal regulation, including the Truth in Lending Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act. These laws require us to provide certain disclosures to prospective borrowers and lessees and protect against discriminatory lending and leasing practices and unfair credit practices. The principal disclosures required of creditors under the Truth in Lending Act include the terms of repayment, the total finance charge and the annual percentage rate charged on each contract or loan and the lease terms to lessees of personal property. The Equal Credit Opportunity Act prohibits creditors from discriminating against credit applicants on the basis of race, color, religion, national origin, sex, age or marital status. According to Regulation B promulgated under the Equal Credit Opportunity Act, creditors are required to make certain disclosures regarding consumer rights and advise consumers whose credit applications are not approved of the reasons for the rejection. In addition, the credit scoring system used by us must comply with the requirements for such a system as set forth in the Equal Credit Opportunity Act and Regulation B. The Fair Credit Reporting Act requires us to provide certain information to consumers whose credit applications are not approved on the basis of a report obtained from a consumer reporting agency and to respond to consumers who inquire regarding any adverse reporting submitted by us to the consumer reporting agencies. Additionally, we are subject to the Gramm-Leach-Bliley Act, which requires us to maintain the privacy of certain consumer data in our possession and to periodically communicate with consumers on privacy matters. We are also subject to the Servicemembers Civil Relief Act, which requires us, in most circumstances, to reduce the interest rate charged to customers who have subsequently joined, enlisted, been inducted or called to active military duty. The dealers who originate our auto finance contracts and leases also must comply with both state and federal credit and trade practice statutes and regulations. Failure of the dealers to comply with these statutes and regulations could result in consumers having rights of rescission and other remedies that could have an adverse effect on us.

We believe that we maintain all material licenses and permits required for our current operations and are in substantial compliance with all applicable local, state, federal and foreign regulations. There can be no assurance, however, that we will be able to maintain all requisite licenses and permits, and the failure to satisfy those and other regulatory requirements could have a material adverse effect on our operations. Further, the adoption of additional, or the revision of existing, rules and regulations or changes in the interpretations of such rules and regulations could have a material adverse effect on our business.

Compliance with applicable law is costly and can affect operating results. Compliance also requires forms, processes, procedures, controls and the infrastructure to support these requirements, and may create operational constraints. Laws in the financial services industry are designed primarily for the protection of consumers. The failure to comply could result in significant statutory civil and criminal penalties, monetary damages, attorneys’ fees and costs, possible revocation of licenses and damage to reputation, brand and valued customer relationships.

In the near future, the financial services industry is likely to see increased disclosure obligations, restrictions on pricing and fees and enforcement proceedings. In addition, in many countries, the regulations applicable to our business are uncertain and evolving.

In July 2010 the Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) was signed into law. The Dodd-Frank Act is extensive and significant legislation that, among other things:

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created a liquidation framework under which the Federal Deposit Insurance Corporation (“FDIC”) may be appointed as receiver following a “systemic risk determination” by the Secretary of Treasury (in consultation with the President) for the resolution of certain nonbank financial companies and other entities, defined as “covered financial companies,” and commonly referred to as “systemically important entities,” in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the resolution of certain of their subsidiaries;

•	created a new framework for the regulation of over-the-counter derivatives activities;

•	strengthened the regulatory oversight of securities and capital markets activities by the SEC;

•	created the Consumer Financial Protection Bureau (“CFPB”), a new agency responsible for administering and enforcing the laws and regulations for consumer financial products and services; and

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increased the regulation of the securitization markets through, among other things, a mandated risk retention requirement for securitizers and a direction to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

The various requirements of the Dodd-Frank Act, including the many implementing regulations which have yet to be released, may substantially impact our origination, servicing and securitization activities. With respect to the new liquidation framework for systemically important entities in the United States, no assurances can be given that such framework would not apply to us, although the expectation embedded in the Dodd-Frank Act is that the framework will rarely be invoked. Guidance from the FDIC indicates that such new framework will largely be exercised in a manner consistent with the existing bankruptcy laws, which is the insolvency regime which would otherwise apply to us. The SEC has proposed significant changes to the rules applicable to issuers and sponsors of asset-backed securities under the Securities Act and the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” With the proposed changes we could potentially see an adverse impact in our access to the asset-backed securities capital markets and lessened effectiveness of our financing programs.

Additionally, in the United States, the CFPB and the Federal Trade Commission (“FTC”) have recently become more active in investigating the products, services and operations of credit providers, including banks and other finance companies engaged in auto finance activities. The CFPB has recently indicated an intention to review the actions of indirect auto finance companies with regard to pricing activities and issued a bulletin to such lenders on how to limit fair lending risk under the Equal Credit Opportunity Act. Additionally, there have been recent news reports indicating that the CFPB is investigating banks and finance companies over the sale and financing of extended warranties and other add-on products. Both the FTC and CFPB have announced various enforcement actions against lenders in 2012 involving significant penalties, cease and desist orders and similar remedies that, if applicable to auto finance providers and the nature of products, services and operations offered by GM Financial, may require us to cease or alter certain business practices, which could have a material effect on our financial condition, liquidity and results of operations.

We may be unable to successfully compete in our industry.

The automobile finance market is highly fragmented and is served by a variety of financial entities including the captive finance affiliates of other major automotive manufacturers, banks, thrifts, credit unions and independent finance companies. Many of these competitors have substantially greater financial resources and lower costs of funds than ours. In addition, due to improving economic and favorable funding conditions over the past two to three years, there have been several new entrants in the automobile finance market. Capital inflows from investors to support the growth of these new entrants as well as growth initiatives from more established market participants has resulted in generally increasing competitive conditions. Our competitors often provide financing on terms more favorable to automobile purchasers or dealers than we may offer. Many of these competitors also have long standing relationships with automobile dealerships and may offer the dealerships or their customers other products and services, which may not be currently provided by us. Providers of automobile financing have traditionally competed on the basis of rates charged, the quality of credit accepted, the flexibility of terms offered and the quality of service provided to dealers and customers. In seeking to establish ourselves as one of the principal financing sources for the dealers we serve, we compete predominantly on the basis of our high level of dealer service, strong dealer relationships and by offering flexible contract terms. There can be no assurance that we will be able to compete successfully in this market or against these competitors.

Additional Risks Related to the International Operations

The international operations that we have and will acquire are subject to many of the same risks that the North American business of GM Financial is subject to, any of which could materially and adversely affect the international operations. In addition to those risks, as a result of our entering into the agreements to acquire the international operations and the acquisition of some or all of the international operations, we will be subject to certain additional risks.

Because the international operations are located outside North America they are exposed to additional risks that could affect those operations.

The international operations are located outside North America, which expose those operations to risks such as the following:

•	multiple foreign regulatory requirements that are subject to change;

•	difficulty in establishing, staffing and managing foreign operations;

•	differing labor regulations;

•	consequences from changes in tax laws;

•	restrictions on the ability to repatriate profits or transfer cash into or out of foreign countries and the tax consequences of such repatriations and transfers;

•	devaluations in currencies;

•	political and economic instability, natural calamities, war, and terrorism; and

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compliance with laws and regulations applicable to international operations, including anti-corruption laws such as the Foreign Corrupt Practices Act and international trade and economic sanctions laws.

The effects of these risks may, individually or in the aggregate, adversely affect the international operations.

The current debt crisis in Europe, and the resulting impact on the financial markets, could have a material adverse impact on the international operations.

The current crisis in Europe has created uncertainty with respect to the ability of certain European Union countries to continue to service their sovereign debt obligations. Concerns also exist regarding the overall stability of the euro and the suitability of the euro as a single currency. If a European Union country were to default on its debt or withdraw from the euro currency, or if the euro currency were to be dissolved entirely, the impact on markets around the world could be immediate and significant. The continuation of the European debt crisis has adversely impacted financial markets and has created substantial volatility and uncertainty, and will likely continue to do so. Risks related to this have had, and are likely to continue to have, a negative impact on global economic activity, the financial markets and consumer confidence and spending. Any of these impacts, or continued or increased instability, could materially and adversely affect the international operations.

Hedging strategies may not be successful in mitigating risks associated with changes in foreign-currency exchange rates.

As a result of our acquisition of the international operations, we will be exposed to risks related to the effects of changes in foreign-currency exchange rates. While we may attempt to manage exposure to fluctuations in foreign-currency exchange rates through hedging activities, there can be no assurances that these hedging activities will be effective.

The acquisition of the remaining portions of the international operations may not be completed within the expected timeframe, or at all.

Completion of the pending acquisition of the remaining portions of the international operations is subject to the satisfaction (or waiver) of a number of conditions, many of which are beyond our control and may prevent, delay or otherwise negatively affect completion of these acquisitions. These conditions include, without limitation, the receipt of various approvals from foreign governmental authorities. Any of these authorities may refuse its approval or seek to make its approval subject to compliance with unanticipated or onerous conditions. These conditions could have the effect, among other things, of imposing significant additional costs, limiting revenues, requiring divestitures of material assets or imposing other operating restrictions, any of which may reduce the anticipated benefits of the acquisition of the remaining portions of the international operations. We cannot predict whether and when these other conditions will be satisfied or waived. Failure to complete the acquisition of the remaining portions of the international operations would, and any delay in completing these acquisitions could, prevent us from realizing the overall benefits that we expect from the acquisition of all of the international operations and could result in write-downs or impairment charges related to the portions of the international operations that we have already acquired.

In addition, if we do not complete the acquisition of the remaining portions of the international operations, the market price of the Notes may fall to the extent that the market price reflects an expectation that the acquisition of the remaining portions of the international operations will be completed. Further, a failed transaction may result in negative publicity and/or negative impression of us in the investment community and may affect our relationships with creditors and other business partners. Finally, if we fail to complete the acquisition of the remaining portions of the international operations, we also must pay costs related to the acquisition including, among others, legal and accounting. We also could be subject to litigation related to the failure to complete the acquisition of the remaining portions of the international operations or other factors, which may adversely affect our business and financial results. We will not be obligated to redeem the Notes, or any portion thereof, should the acquisition of the remaining portions of the international operations not be completed.

We may experience difficulties and other challenges integrating the international operations.

The process of integrating the international operations with our business may be complex, costly and time-consuming. The potential difficulties of integrating the international operations include, among others:

•	failure to implement our business plan for the combined business;

•	potential disruption of our present business while we seek to integrate the acquired operations and distraction of management;

•	unanticipated issues in integrating the international operations, including the integration of information, communications and other systems;

•	unanticipated changes in applicable laws and regulations;

•	exposure of our business to unknown, contingent or other liabilities, including litigation arising in connection with the acquisition;

•	changes in our business profile in ways that could have unintended negative consequences to us;

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our inexperience in managing international operations that could expose us to unforeseen consequences or subject us to risks that we are not presently subject to and may not be able to manage effectively, including tax and regulatory risks, risks associated with the conduct of business in new and foreign markets, including differences in laws and local customs and other risks associated with international operations;

•	retaining key employees;

•	retaining and obtaining required regulatory approvals, licenses and permits;

•	the impact on our internal controls and compliance with the regulatory requirements under the Sarbanes-Oxley Act of 2002;

•	related accounting charges that may adversely affect our financial condition and results of operations; and

•	other unanticipated issues, expenses and liabilities.

In addition, we expect to incur significant one-time costs in connection with the acquisition of the international operations and their related integration. The costs and liabilities actually incurred in connection with the acquisition and subsequent integration process may exceed those anticipated. We may not accomplish the integration of the international operations smoothly, successfully or within the anticipated costs or timeframe. The diversion of the attention of management from its current operations to the integration effort and any difficulties encountered in combining operations could prevent us from realizing the full benefits anticipated to result from the acquisition of the international operations and could adversely affect our business.

We will not control the operations of GMAC-SAIC and upon the closing of the acquisition of the equity interest in GMAC-SAIC, we will be subject to the risks of operating in China.

We will not control the operations of GMAC-SAIC, as it is a joint venture. In joint ventures, we share ownership and management of a company with one or more parties who may not have the same goals, strategies, priorities, or resources as we do and may compete with us outside the joint venture. Joint ventures are intended to be operated for the equal benefit of all co-owners, rather than for our exclusive benefit. Operating a business as a joint venture often requires additional organizational formalities as well as time-consuming procedures for sharing information and making decisions. In joint ventures, we are required to pay more attention to our relationship with our co-owners as well as with the joint venture, and if a co-owner changes or relationships deteriorate, our success in the joint venture be materially adversely affected. The benefits from a successful joint venture are shared among the co-owners, so that we do not receive all the benefits from our successful joint ventures. In addition, upon the closing of the acquisition of the equity interest in GMAC-SAIC, we will be subject to the risks of operating in China. The automotive finance market in China is highly competitive. As the size of the Chinese market continues to increase, we anticipate that additional competitors, both international and domestic, will seek to enter the Chinese market and that existing market participants will act aggressively to increase their market share. Increased competition may result in reduced margins and our inability to gain or hold market share. In addition, business in China is sensitive to economic and market conditions that drive sales volume in China. If GMAC-SAIC is unable to maintain its position in the Chinese market or if vehicle sales in China decrease or do not continue to increase, our business and financial results could be materially adversely affected.

If liabilities associated with the international operations are greater than expected, or if there are unknown obligations, our business could be materially and adversely affected after the acquisition.

As a result of the acquisition, the entities that comprise the international operations will become our subsidiaries and their liabilities will be consolidated with ours. We may learn additional information about the international operations that adversely affects us, such as unknown or contingent liabilities, issues relating to internal controls over financial reporting or issues that could affect our ability to comply with other applicable laws. As a result, we cannot assure you that the acquisition of the international operations will be successful or will not, in fact, harm our business. Among other things, if the international operations’ liabilities are greater than expected, or if there are obligations associated with the international operations of which we are not aware, our business could be materially and adversely affected.

We have limited indemnification rights in connection with matters affecting the international operations. The international operations may also have other unknown or contingent liabilities which we will be responsible for after the acquisition. If we are responsible for liabilities not covered by indemnification rights or substantially in excess of amounts covered through any indemnification rights, we could suffer severe consequences that adversely impact our financial position, liquidity, and results of operations.

The balance sheet, statement of income and statement of cash flows of the international operations included herein are not representative of the future financial position, future results of operations or future cash flows of the international operations as part of our company nor do they reflect what the financial position, results of operations or cash flows of the international operations would have been as a part of our company during the periods presented.

The international operations have previously operated as a business unit of Ally. The financial position, results of operations and cash flows of the international operations presented may be different from those that would have resulted had the international operations been operated as part of our company or from those that may result in the future from the international operations being operated as a part of our company as a result of a number of things, including:

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the balance sheet, statement of income and statement of cash flows of the international operations reflect the allocation of expenses from Ally. Those allocations may be different from the comparable expenses the international operations would have incurred as part of our company;

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the balance sheet, statement of income and statement of cash flows of the international operations do not reflect any adjustment in the basis of the assets of the international operations as a result of the acquisition of the international operations, which may have resulted in increased depreciation and amortization expense; and

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the working capital requirements of the international operations historically were satisfied as part of Ally’s corporate-wide cash management policies. In connection with the acquisition of the international operations, we expect to incur a material amount of indebtedness and therefore expect to assume significant debt service costs. As a result, we expect the cost of debt and capitalization for the international operations as part of our company to be different from that reflected in the financial statements of the international operations included in this Offering Memorandum.

These changes and differences could result in the international operations having financial performance that is not as favorable once it is included as part of our company.

The unaudited pro forma condensed combined financial information included in this Offering Memorandum may not necessarily reflect our operating results and financial condition.

The unaudited pro forma condensed combined financial information included in this Offering Memorandum is derived from ours and the separate historical combined financial statements of the international operations. The unaudited pro forma condensed combined financial information is presented for informational purposes. The preparation of the unaudited pro forma condensed combined financial information is based upon available information and certain assumptions and estimates that we believe are reasonable. These assumptions and estimates may not prove to be accurate, and the unaudited pro forma condensed combined financial information does not necessarily reflect what our results of operations and financial position would have been had all of the Transaction been completed if these assumptions were accurate, or occurred during the period presented, or what our results of operations or financial position will be in the future. The unaudited pro form condensed combined financial information does not reflect future events that may occur after completion of the Transactions, including the potential realization of operating cost savings or restructuring activities or other costs related to the planned integration of the international operations, and does not consider potential impacts of current market conditions on revenues or expenses. As a result, the operations of the combined companies may not produce financial results as favorable as are set forth in the unaudited pro forma condensed combined financial information.